Exhibit 99.1

February 19, 2016	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642
Cabot Oil & Gas Corporation Announces Fourth Quarter and Full-Year 2015 Financial and Operating Results, Reports 11 Percent Reserve Growth to 8.2 Tcfe, Provides Marcellus Shale Inventory Update
HOUSTON, February 19, 2016/PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the fourth quarter and full-year ended December 31, 2015.
“Despite a significant year-over-year reduction in capital spending, Cabot generated double-digit reserve and production growth for the sixth consecutive year while continuing to improve its industry-leading cost structure,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “Finding costs and operating costs decreased 20 percent and 7 percent per unit, respectively, highlighting our capital efficient, low-cost asset base. As we previously highlighted in our 2016 budget announcement, we remain committed to our strategy of disciplined capital allocation with a focus on maintaining a strong balance sheet. We believe our low-cost structure, high-quality assets and capital discipline will allow us to successfully navigate through this challenged market environment.”
Full-Year 2015 Financial Results
Equivalent production was 602.5 billion cubic feet equivalent (Bcfe) in 2015, consisting of 566.0 billion cubic feet (Bcf) of natural gas, 5.4 million barrels (Mmbbls) of crude oil and condensate, and 667,000 barrels (Bbls) of natural gas liquids (NGLs). These figures represent increases of 13 percent, 11 percent, 51 percent, and 79 percent, respectively, compared to 2014.
Cash flow from operations was $740.7 million in 2015, compared to $1.2 billion in 2014. Discretionary cash flow in 2015 was $699.1 million, compared to $1.3 billion in 2014. Net loss in 2015 was $113.9 million, or $0.28 per share, compared to net income of $104.5 million, or $0.25 per share, in 2014. Excluding the effect of selected items (detailed in the table below), net income was $55.4 million, or $0.13 per share, in 2015, compared to net income of $404.6 million, or $0.97 per share, in 2014. EBITDAX in 2015 was $815.2 million, compared to $1.4 billion in 2014. Significant reductions in realized prices for both natural gas and oil were the primary drivers for the lower results during the year, partially offset by higher equivalent production and lower overall expenses. See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including discretionary cash flow, net income excluding selected items, EBITDAX and net debt to adjusted capitalization ratio.
Natural gas price realizations, including the impact of derivatives, were $2.15 per thousand cubic feet (Mcf) in 2015, down 34 percent compared to 2014. Excluding the impact of derivatives, natural gas price realizations for 2015 were $1.81 per Mcf, representing an $0.85 discount to NYMEX settlement prices. Oil price realizations were $45.72 per Bbl, down 48 percent compared to 2014. NGL price realizations were $12.56 per Bbl, down 61 percent compared to 2014.

Operating expenses (including financing) decreased to $2.37 per thousand cubic feet equivalent (Mcfe) in 2015, an improvement of 7 percent from $2.56 per Mcfe in 2014.
Cabot drilled or participated in a total of 133 net wells during 2015 and incurred a total of $773.5 million in capital expenditures associated with activity during this period.
Fourth Quarter 2015 Financial Results
Equivalent production in the fourth quarter of 2015 was 151.0 Bcfe, consisting of 142.8 Bcf of natural gas, 1.2 Mmbbls of crude oil and condensate, and 175,000 Bbls of NGLs. Equivalent production was roughly flat with fourth quarter 2014 volumes due to curtailments in the Marcellus Shale and lower operating activity levels company-wide.
Cash flow from operations in the fourth quarter of 2015 was $155.8 million, compared to $293.2 million in the fourth quarter of 2014. Discretionary cash flow in the fourth quarter of 2015 was $125.3 million, compared to $324.2 million in the fourth quarter of 2014. Net loss in the fourth quarter of 2015 was $111.1 million, or $0.27 per share, compared to a net loss of $221.8 million, or $0.54 per share, in the fourth quarter of 2014. Excluding the effect of selected items (detailed in the table below), net loss was $6.4 million, or $0.02 per share, compared to net income of $95.3 million, or $0.23 per share, for the fourth quarter of 2014. EBITDAX for the fourth quarter of 2015 was $164.2 million, compared to $356.7 million for the fourth quarter of 2014.
Natural gas price realizations, including the impact of derivatives, were $1.94 per Mcf in the fourth quarter of 2015, down 34 percent compared to the fourth quarter of 2014. Excluding the impact of derivatives, natural gas price realizations for the quarter were $1.52 per Mcf, representing a $0.75 discount to NYMEX settlement prices. Oil price realizations were $37.74 per Bbl, down 48 percent compared to the fourth quarter of 2014. NGL price realizations were $11.69 per Bbl, down 56 percent compared to the fourth quarter of 2014.
Operating expenses (including financing) decreased to $2.30 per Mcfe in the fourth quarter of 2015, a 7 percent improvement compared to $2.47 per Mcfe in the fourth quarter of 2014.
Cabot drilled or participated in a total of 27 net wells during the fourth quarter of 2015 and incurred a total of $96.7 million in capital expenditures associated with activity during this period.
Year-End 2015 Financial Position and Liquidity
As of December 31, 2015, the Company's net debt to adjusted capitalization ratio was 50.2 percent, compared to 44.7 percent at December 31, 2014. The Company’s total debt was $2.0 billion, of which $413 million was outstanding under the Company’s $1.8 billion credit facility.
Year-End 2015 Proved Reserves
The Company reported year-end proved reserves of 8.2 trillion cubic feet equivalent (Tcfe), an increase of 11 percent over year-end 2014. Specific highlights from the Company’s year-end reserve report include:

•	Total company all-sources finding and development costs of $0.57 per Mcfe

•	Marcellus-only all-sources finding and development costs of $0.31 per Mcf

•	Total company all-sources reserve replacement of 231 percent

•	Marcellus-only all-sources reserve replacement of 278 percent
“Despite a significant year-over-year reduction in both capital spending and the commodity prices used in calculating year-end reserves, Cabot generated double-digit reserve growth for the sixth consecutive year, which we believe will stand out among our peers during this down cycle in the industry,” commented Dinges.
The table below reconciles the components driving the 2015 reserve increase:

Proved Reserves Reconciliation (in Bcfe)
Balance at December 31, 2014	7,401
Revisions of prior estimates	426
Extensions, discoveries and other additions	966
Production	(603)
Balance at December 31, 2015	8,190
As of December 31, 2015, 96 percent of Cabot’s year-end proved reserves were natural gas and 92 percent were located in the Marcellus Shale. Approximately 59 percent of the year-end proved reserves were classified as proved developed (PD) and 41 percent were classified as proved undeveloped (PUD), of which 11 percent were drilled uncompleted PUDs and 30 percent were undrilled PUDs.
Marcellus Shale Inventory and Estimated Ultimate Recovery (EUR) Update
As a result of the Company’s successful downspacing tests throughout its Marcellus Shale position, the Company has reduced its spacing between laterals from 1,000 feet to between 700 and 800 feet. The resulting impact is an increase in its Marcellus location count from approximately 3,000 locations to approximately 3,450 locations. The production history for the downspaced wells implies no reduction in EURs relative to the 1,000-foot spaced wells.
Additionally, based on the Company’s year-end reserve bookings for 250 producing Lower Marcellus wells that have been completed at the current well design utilizing 200-foot stage spacing, Cabot has increased its guidance for Lower Marcellus EUR per 1,000 lateral feet from 3.6 Bcf to 3.8 Bcf. “Cabot’s wells in Northeast Pennsylvania continue to set the bar for well performance as highlighted by this increase in estimated recoveries per foot,” stated Dinges. "Based on state reported data, the Company has 18 of the top 20 wells drilled in the state of Pennsylvania since 2012 as measured by cumulative production despite recent curtailments throughout the field.”

Conference Call
A conference call is scheduled for Friday, February 19, 2016, at 9:30 a.m. Eastern Time to discuss fourth quarter and full-year 2015 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website at www.cabotog.com. A replay of the call will also be available on the Company's website. The latest financial guidance, including the Company's hedge positions, is also available in the Investor Relations section of the Company's website.
Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.
The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company's Securities and Exchange Commission filings.
FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
PRODUCTION
VOLUMES
Natural Gas (Bcf)
Appalachia	140.4	141.0	556.0	495.6
Other	2.4	2.8	10.0	12.4
Total	142.8	143.8	566.0	508.0

Liquids (Mbbl)
Crude/Condensate	1,203	1,242	5,429	3,588
Natural Gas Liquids (NGLs)	175	112	667	373

Equivalent Production (Bcfe)	151.0	151.9	602.5	531.8

PRICES(1)
Average Natural Gas Sales Price ($/Mcf)
Appalachia	$1.94	$2.94	$2.15	$3.26
Other	$2.20	$3.85	$2.61	$4.34
Total	$1.94	$2.96	$2.15	$3.28

Average Crude/Condensate Price ($/Bbl)	$37.74	$72.35	$45.72	$88.50
Average NGL Price ($/Bbl)	$11.69	$26.44	$12.56	$31.81

WELLS DRILLED
Gross	28	75	142	200
Net	27	68	133	177
Gross success rate	100%	100%	100%	100%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Realized Impacts to Gas Pricing	$0.42	$0.16	$0.34	$(0.13)
Realized Impacts to Oil Pricing	$—	$3.54	$—	$0.85

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
OPERATING REVENUES
Natural gas	$217,084	$372,085	$1,025,044	$1,590,625
Crude oil and condensate	45,407	85,842	248,211	313,889
Gain (loss) on derivative instruments	12,018	149,742	56,686	219,319
Brokered natural gas	3,733	6,622	16,383	34,416
Other	2,550	3,713	10,826	14,762
	280,792	618,004	1,357,150	2,173,011
OPERATING EXPENSES
Direct operations	33,867	36,288	140,814	145,529
Transportation and gathering	105,936	101,614	427,588	349,321
Brokered natural gas	2,949	5,459	12,592	30,030
Taxes other than income	8,511	10,218	42,809	47,012
Exploration	8,500	8,783	27,460	28,746
Depreciation, depletion and amortization	149,876	173,765	622,211	632,760
Impairment of oil and gas properties(1)	114,875	771,037	114,875	771,037
General and administrative (excluding stock-based compensation)	13,777	14,919	55,764	61,134
Stock-based compensation(2)	2,058	6,333	13,680	21,456
	440,349	1,128,416	1,457,793	2,087,025
Earnings (loss) on equity method investments	1,834	1,262	6,415	3,080
Gain (loss) on sale of assets	52	19,855	3,866	17,120
INCOME (LOSS) FROM OPERATIONS	(157,671)	(489,295)	(90,362)	106,186
Interest expense	24,666	23,471	96,911	73,785
Income (loss) before income taxes	(182,337)	(512,766)	(187,273)	32,401
Income tax expense (benefit)(3)	(71,213)	(290,995)	(73,382)	(72,067)
NET INCOME (LOSS)	$(111,124)	$(221,771)	$(113,891)	$104,468
Earnings (loss) per share - Basic	$(0.27)	$(0.54)	$(0.28)	$0.25
Weighted-average common shares outstanding	413,875	413,035	413,696	415,840

(1)
Includes the impairment of oil and gas properties in the fourth quarter of 2015 in certain non-core fields in south Texas, east Texas and Louisiana due to a significant decline in commodity prices in late 2015. Includes the impairment of oil and gas properties in the fourth quarter of 2014 in certain non-core fields, primarily in east Texas, due to a significant decline in commodity prices in late 2014 and management's decision not to pursue further activity in these non-core areas in the current price environment.

(2)	Includes the impact of the Company's performance share awards, restricted stock, stock appreciation rights and expense associated with the Supplemental Employee Incentive Plan.

(3)
Includes the impact of incremental deferred income tax (benefit) expense due to a change in state income tax rates used in establishing deferred state income taxes based on updated state apportionment factors in states in which it operates as a result of the composition and location of the Company’s asset base and the location of the Company’s customers. In the fourth quarter of 2015 and 2014, the Company recorded a deferred income tax expense of $2.8 million and deferred income tax benefit of $102.5 million, respectively.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(In thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets	$144,786	$413,447
Properties and equipment, net (Successful efforts method)	4,976,879	4,925,711
Other assets	140,234	98,558
Total assets	$5,261,899	$5,437,716

Liabilities and Stockholders’ Equity
Current liabilities	$235,552	$499,018
Long-term debt, excluding current maturities	2,005,000	1,752,000
Deferred income taxes	807,236	843,876
Other liabilities	204,923	200,089
Stockholders’ equity	2,009,188	2,142,733
Total liabilities and stockholders’ equity	$5,261,899	$5,437,716
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cash Flows From Operating Activities
Net income (loss)	$(111,124)	$(221,771)	$(113,891)	$104,468
Deferred income tax expense (benefit)	(81,194)	(294,006)	(72,968)	(112,567)
Impairment of oil and gas properties	114,875	771,037	114,875	771,037
(Gain) loss on sale of assets	(52)	(19,855)	(3,866)	(17,120)
Exploratory dry hole cost	3,268	1,453	3,452	7,907
(Gain) loss on derivative instruments	(12,018)	(149,742)	(56,686)	(219,319)
Net cash received (paid) in settlement of derivative instruments	60,462	56,905	194,289	81,716
Income charges not requiring cash	151,124	180,186	633,895	655,863
Changes in assets and liabilities	30,442	(31,022)	41,637	(35,550)
Net cash provided by operating activities	155,783	293,185	740,737	1,236,435

Cash Flows From Investing Activities
Capital expenditures	(135,763)	(514,891)	(955,602)	(1,479,632)
Acquisitions	—	(198,911)	(16,312)	(214,737)
Proceeds from sale of assets	273	35,579	7,653	39,492
Restricted cash	—	—	—	28,094
Investment in equity method investments	(8,275)	(9,273)	(29,073)	(38,057)
Net cash used in investing activities	(143,765)	(687,496)	(993,334)	(1,664,840)

Cash Flows From Financing Activities
Net increase (decrease) in debt	(12,000)	140,000	273,000	605,000
Treasury stock repurchases	—	(19,085)	—	(138,852)
Dividends paid	(8,278)	(8,260)	(33,090)	(33,278)
Stock-based compensation tax benefit	—	(7,376)	—	(1,375)
Capitalized debt issuance costs	—	—	(7,838)	(5,626)
Other	1	(1)	85	90
Net cash provided by (used in) financing activities	(20,277)	105,278	232,157	425,959

Net decrease in cash and cash equivalents	$(8,259)	$(289,033)	$(20,440)	$(2,446)

Selected Item Review and Reconciliation of Net Income and Earnings Per Share
(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
As reported - net income (loss)	$(111,124)	$(221,771)	$(113,891)	$104,468
Reversal of selected items, net of tax:
Impairment of oil and gas properties	72,736	486,669	72,736	486,669
(Gain) loss on sale of assets	(33)	(12,525)	(2,448)	(10,800)
(Gain) loss on derivative instruments(1)	30,673	(58,564)	87,126	(86,803)
Drilling rig termination fees	—	—	3,219	—
Stock-based compensation expense	1,303	3,995	8,662	13,535
Deferred income tax expense (benefit)(2)	—	(102,490)	—	(102,490)
Net income (loss) excluding selected items	$(6,445)	$95,314	$55,404	$404,579
As reported - earnings (loss) per share	$(0.27)	$(0.54)	$(0.28)	$0.25
Per share impact of reversing selected items	0.25	0.77	0.41	0.72
Earnings per share including reversal of selected items	$(0.02)	$0.23	$0.13	$0.97
Weighted average common shares outstanding	413,875	413,035	413,696	415,840

(1) Effective April 1, 2014, the Company discontinued hedge accounting for its commodity derivatives on a prospective basis. This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in gain (loss) on derivative instruments in the Condensed Consolidated Statement of Operations.

(2) Includes the impact of incremental deferred income tax benefit due to a change in state income tax rates used in establishing deferred state income taxes based on updated state apportionment factors in states in which it operates as a result of the composition and location of the Company’s asset base and the location of the Company’s customers.

Discretionary Cash Flow Calculation and Reconciliation
(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Discretionary Cash Flow
As reported - net income (loss)	$(111,124)	$(221,771)	$(113,891)	$104,468
Plus (less):
Deferred income tax expense (benefit)	(81,194)	(294,006)	(72,968)	(112,567)
Impairment of oil and gas properties	114,875	771,037	114,875	771,037
(Gain) loss on sale of assets	(52)	(19,855)	(3,866)	(17,120)
Exploratory dry hole cost	3,268	1,453	3,452	7,907
(Gain) loss on derivative instruments	(12,018)	(149,742)	(56,686)	(219,319)
Net cash received (paid) in settlement of derivative instruments	60,462	56,905	194,289	81,716
Income charges not requiring cash	151,124	180,186	633,895	655,863
Discretionary Cash Flow	125,341	324,207	699,100	1,271,985
Changes in assets and liabilities	30,442	(31,022)	41,637	(35,550)
Net cash provided by operations	$155,783	$293,185	$740,737	$1,236,435

EBITDAX Calculation and Reconciliation
(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
As reported - net income (loss)	$(111,124)	$(221,771)	$(113,891)	$104,468
Plus (less):
Interest expense	24,666	23,471	96,911	73,785
Income tax expense (benefit)	(71,213)	(290,995)	(73,382)	(72,067)
Depreciation, depletion and amortization	149,876	173,765	622,211	632,760
Impairment of oil and gas properties	114,875	771,037	114,875	771,037
Exploration	8,500	8,783	27,460	28,746
(Gain) loss on sale of assets	(52)	(19,855)	(3,866)	(17,120)
Non-cash (gain) loss on derivative instruments	48,444	(92,837)	137,603	(137,603)
(Earnings) loss on equity method investments	(1,834)	(1,262)	(6,415)	(3,080)
Stock-based compensation and other	2,058	6,333	13,680	21,456
EBITDAX	$164,196	$356,669	$815,186	$1,402,382

Net Debt Reconciliation
(In thousands)

	December 31, 2015	December 31, 2014
Current portion of long-term debt	$20,000	$—
Long-term debt	2,005,000	1,752,000
Total debt	$2,025,000	$1,752,000
Stockholders’ equity	2,009,188	2,142,733
Total Capitalization	$4,034,188	$3,894,733

Total debt	$2,025,000	$1,752,000
Less: Cash and cash equivalents	(514)	(20,954)
Net Debt	$2,024,486	$1,731,046

Net debt	$2,024,486	$1,731,046
Stockholders’ equity	2,009,188	2,142,733
Total Adjusted Capitalization	$4,033,674	$3,873,779

Total debt to total capitalization ratio	50.2%	45.0%
Less: Impact of cash and cash equivalents	—%	0.3%
Net Debt to Adjusted Capitalization Ratio	50.2%	44.7%